Exhibit 99.1

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF TENNESSEE

WESTERN DIVISION

)
IN RE REGIONS MORGAN KEEGAN	)	Case No. 2:09-md-02009-SHM
SECURITIES, DERIVATIVE and ERISA	)
LITIGATION	)	Judge Samel H. Mays, Jr.
)
This Document Relates to:	)
)
In re Helios Closed-End Funds Derivative	)
Litigation, No. 2:11-cv-02935-SHM-TMP	)
)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated October 12, 2012 (the “Stipulation,” “Settlement,” or “Settlement Agreement”) is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel: (i) Cecil Cannaday and Ronald Godfrey (“Plaintiffs”) on behalf of themselves and derivatively on behalf of Helios Advantage Income Fund, Inc. (“Helios Advantage”), Helios High Income Fund, Inc. (“Helios High”), Helios Multi-Sector High Income Fund, Inc. (“Helios Multi-Sector”) and Helios Strategic Income Fund, Inc. (“Helios Strategic”) (collectively the “Funds,” and each, a “Fund”); (ii) defendants James C. Kelsoe, Jr., J. Kenneth Alderman, Carter E. Anthony, Thomas R. Gamble, Charles D. Maxwell, Allen B. Morgan, Jr., Brian B. Sullivan, David H. Tannehill, Joseph C. Weller, J. Thompson Weller and Michelle F. Wood (the “Individual Defendants”); (iii) defendant Morgan Asset Management, Inc. (“MAM”); and (iv) nominal defendants, the Funds. The Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions hereof.

WHEREAS:

A. All capitalized words or terms herein shall have the meanings ascribed thereto herein and in Paragraph 1 below.

B. On November 23, 2009 and November 25, 2009, in accordance with Maryland law, Fund shareholders Mr. Cannaday and Mr. Godfrey, respectively, made shareholder litigation demands (the “Demands”) upon the Boards of Directors of the Funds (collectively, the “Board”) to investigate and bring legal action against MAM, the Funds’ former investment advisor, and certain of the Individual Defendants, for alleged breaches of fiduciary duty in connection with their alleged mismanagement of the Funds and their assets. The Board responded to the Demands by letters dated January 12, 2010 acknowledging receipt of the Demands and stating that the Board was conducting an investigation.

C. On March 18, 2010, Plaintiffs filed four verified shareholder derivative complaints on behalf of each of the Funds captioned Cannaday v. Sullivan, et al., No. 2:10-cv-02188 (on behalf of Helios High); Cannaday, et al. v. Sullivan, et al., No. 2:10-cv-02190 (on behalf of Helios Strategic); Cannaday, et al. v. Sullivan, et al., No. 2:10-cv-02191 (on behalf of Helios Advantage); and Godfrey v. Sullivan, No. 2:10-cv-02192 (on behalf of Helios Multi-Sector). By order dated November 5, 2010, the Court granted Plaintiffs’ Motion for Consolidation and the four derivative complaints were consolidated into Case No. 2:10-cv-2188-SHM-TMP (the “First Action”).

D. On December 6, 2010, Plaintiffs filed a Consolidated Shareholder Derivative Complaint which asserted three counts. Count I asserted claims for breaches of fiduciary duty of loyalty and good faith against the Defendants. Count II asserted claims against MAM for alleged violations of Section 36(b) of the Investment Company Act of 1940, 15 U.S.C. § 80a-35(b). Count III asserted claims against MAM for alleged unjust enrichment in connection with alleged excessive fees it received.

E. In February 2011, Lead Counsel and counsel for the Funds met in-person in New York City, New York to discuss the Board’s investigation and Plaintiffs’ claims asserted in the First Action. Thereafter, in May 2011, Lead Counsel attended a meeting of the Board to discuss, inter alia, the claims alleged in the First Action.

F. On January 24, 2011 the Individual Defendants and MAM filed motions to dismiss the First Action which were fully briefed as of August 2011.

G. The Parties engaged Professor Eric D. Green, a respected and experienced mediator in securities class actions and derivative actions, to assist them in exploring a potential negotiated resolution of the claims asserted in the First Action. On October 27 and 28, 2011, the Parties to the First Action as well as the parties in a securities class action captioned In re Regions Morgan Keegan Closed-End Fund Litigation, No. 07-cv-02830 SHM dkv (the “Closed-End Class Action”) met with Professor Green in Nashville, Tennessee for two days of intensive settlement negotiations. The mediation sessions were preceded by an exchange of comprehensive mediation statements and supporting evidence, including more than 6.7 million pages of confidential documents and other confidential information provided to Lead Counsel by Defendants pursuant to an agreement in advance of the mediation. While these discussions narrowed the Parties’ differences and clarified the merits and value of the Parties’ claims and defenses, no agreement was reached.

H. On September 9, 2011, shortly before the scheduled mediation, the Court dismissed the First Action without prejudice on the sole ground that Plaintiffs’ derivative claims were premature because the Board had not concluded its investigation.

I. In response to the Court’s ruling and following the Board’s investigation, the Board passed a resolution authorizing Plaintiffs to prosecute the Funds’ claims against Defendants as memorialized in a letter from the Fund’s Counsel to Lead Counsel dated October 12, 2011.

J. To that end, on October 21, 2011, Plaintiffs filed a Verified Shareholder Derivative Complaint, Case No. 2:11-cv-02935-SHM-TMP (the “Action”), and on November 15, 2011, Plaintiffs filed a Verified Amended Shareholder Derivative Complaint (the “Complaint”) which asserts six counts. Count I asserts claims for breaches of fiduciary duty of loyalty and good faith against the Defendants. Count II asserts a claim for breach of fiduciary duty against MAM and the Individual Defendants for allegedly disseminating statements in violation of GAAP. Count III asserts a negligence claim under Maryland law against MAM and the Individual Defendants. Count IV asserts a claim for unjust enrichment against MAM and Kelsoe for their receipt of alleged excessive fees. Count V asserts a claim of breach of contract against MAM for alleged material breaches of the Advisory Agreements between MAM and each of the Funds. Count VI asserts a claim of negligent supervision under Maryland law against MAM for alleged misconduct committed by defendants Kelsoe and Tannehill in connection with their management of the Funds.

K. In January 2012, the Parties agreed to reconvene before Professor Green for resumed mediation efforts to proceed on April 26, 2012.

L. On January 13, 2012, Defendants filed motions to dismiss the Action. Plaintiffs filed opposition briefs to the motions to dismiss on February 27, 2012, and Defendants filed reply briefs on April 2, 2012.

M. On April 26, 2012, the Parties met in Nashville, Tennessee and engaged in resumed settlement negotiations facilitated by Professor Green. The Parties, including those in the Closed-End Class Action, ultimately reached an agreement-in-principle to settle the Action and signed a Settlement Term Sheet consistent with the terms and conditions set forth herein (the “Settlement Term Sheet”), which provided for, inter alia, RFC and the Morgan Keegan Entities collectively to pay or cause to be paid the Global Settlement Amount in resolution of the Action and the Closed-End Class Action (including any claims against the Funds). The Settlement Term Sheet also provided for the Funds to receive a percentage of the Global Settlement Amount. Thereafter, Lead Counsel and counsel for plaintiffs in the Closed-End Class Action, engaged in long and protracted arm’s-length negotiations regarding the amount that the Funds would receive as part of the resolution of the Action. As a result of those negotiations, the Funds shall receive the Fund Settlement Amount.

N. Plaintiffs, through Lead Counsel, conducted a thorough investigation relating to the claims, defenses, and underlying events and transactions that are the subject of the Action. This process included reviewing and analyzing: (i) nearly seven million pages of nonpublic e-mails, valuation-related materials and other pertinent documents produced by Defendants; (ii) tens of thousands of pages of documents obtained through Freedom of Information Act requests upon the United States Securities and Exchange Commission (“SEC”) concerning the administrative proceeding captioned In the Matter of Morgan Asset Management, Inc., Morgan Keegan & Company, Inc., James C. Kelsoe, Jr. and Joseph Thompson Weller, CPA, File No. 3-13847;

(iii) publicly available orders, reports and other information concerning the administrative and enforcement proceedings brought by the SEC, multiple state securities regulators, and the Financial Industry Regulatory Authority (“FINRA”) against certain Defendants relating to the Funds; (iv) documents filed publicly by the Funds and certain Defendants with the SEC; (v) other publicly available information and data concerning the Funds and the claims asserted in the Complaint, including press releases, news articles, and other public statements issued by or concerning the Funds and the Defendants; (vi) pleadings filed in other pending litigations naming certain of the Defendants; and (vii) the applicable law governing the claims and potential defenses. Lead Counsel also retained and consulted with a qualified expert on damages.

O. Defendants have denied and continue to deny any wrongdoing or any violation of law. Defendants have denied and continue to deny each of the claims alleged by Plaintiffs on behalf of the Funds, including all claims asserted in the Complaint.

P. This Settlement Agreement, whether or not consummated, any proceedings relating to any settlement, or any of the terms of any settlement, whether or not consummated, shall in no event be construed as, or deemed to be evidence of, an admission or concession on the part of the Parties with respect to any claim of any liability or damage whatsoever, or any infirmity in any claim or defense that has been or could have been asserted. Defendants are entering into this Settlement to eliminate the burden, expense, uncertainty, distraction and risk of further litigation.

Q. Plaintiffs believe that the claims asserted in the Action have merit and that the facts and evidence reviewed and analyzed to date support the claims asserted. However, Plaintiffs and Lead Counsel recognize and acknowledge the expense and length of continued

proceedings necessary to prosecute the Action against the Individual Defendants and MAM through trial and appeals. Plaintiffs and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Lead Counsel also are mindful of the possible defenses to the claims alleged in the Action. Based on their investigation and evaluation, Plaintiffs and Lead Counsel believe that the Settlement set forth in this Settlement Agreement confers substantial benefits upon the Funds and is in the best interest of the Funds and the Funds’ shareholders. The Board believes that, in its business judgment, the Settlement set forth in this Stipulation is in the best interest of, and confers substantial benefits upon, the Funds and their shareholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties to this Settlement Agreement, through their respective attorneys, subject to the approval of the Court pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties hereto, all Released Claims and all Released Defendants’ Claims as against all Released Parties shall be compromised, settled, released and dismissed with prejudice and without costs, upon and subject to the following terms and conditions:

DEFINITIONS

1. As used in the Stipulation the following terms have the meanings specified below:

(a) “Action” means the above-captioned shareholder derivative action entitled In re Helios Closed-End Funds Derivative Litigation, No. 2:11-cv-02935-SHM-TMP.

(b) “Alternative Judgment” means a form of final judgment that may be entered by the Court but in a form other than the form of Judgment provided for in this Settlement Agreement and where none of the Parties hereto elects to terminate this Settlement by reason of such variance.

(c) “Closed-End Class Action Settlement Amount” means the total principal amount of $62 million ($62,000,000.00) in cash paid in accordance with the terms set forth in the Stipulation of Settlement in the Closed-End Class Action.

(d) “Court” means the United States District Court for the Western District of Tennessee.

(e) “Defendants” means MAM and the Individual Defendants.

(f) “Defendants’ Counsel” means the law firms of Maynard, Cooper & Gale, P.C.; Sullivan & Cromwell LLP; Pursley Lowery Meeks LLP; and Sutherland Asbill& Brennan, LLP.

(g) “Effective Date” means the date upon which the Settlement shall become effective, as set forth in Paragraph 17 below.

(h) “Final,” with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on certiorari to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal from the order (or, if the date for taking an appeal or seeking review of the order shall be extended beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought).

(i) “Fund” and “Funds” means Helios Advantage Income Fund, Inc. (formerly RMK Advantage Income Fund, Inc.), Helios High Income Fund, Inc. (formerly RMK High Income Fund, Inc.), Helios Multi-Sector High Income Fund, Inc. (formerly RMK Multi-Sector High Income Fund, Inc.) and Helios Strategic Income Fund, Inc. (formerly RMK Strategic Income Fund, Inc.) individually and collectively, including, but not limited to, their predecessors, successors, controlling shareholders, partners, joint venturers, subsidiaries, affiliates, divisions and assigns.

(j) “Fund Counsel” means Paul Hastings LLP.

(k) “Fund Settlement Amount” means the total principal amount of $6 million ($6,000,000.00) in cash.

(l) “Fund Shareholder” or “Fund Shareholders” means all record and beneficial owners of each of the Fund’s common stock as of the date of this Stipulation.

(m) “Global Settlement Amount” means the total principal amount of $68 million ($68,000,000.00) in cash.

(n) “Individual Defendants” means James C. Kelsoe, Jr., J. Kenneth Alderman, Carter E. Anthony, Thomas R. Gamble, Charles D. Maxwell, Allen B. Morgan, Jr., Brian B. Sullivan, David H. Tannehill, Joseph C. Weller, J. Thompson Weller and Michelle F. Wood.

(o) “Judgment” or “Final Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

(p) “Lead Counsel” means Kessler Topaz Meltzer & Check, LLP.

(q) “MAM” means Morgan Asset Management, Inc. (now known as Regions Investment Management, Inc.).

(r) “Morgan Keegan Entities” means Morgan Keegan & Company, Inc., Morgan Asset Management, Inc., and MK Holding, Inc.

(s) “Notice” or “Notice of Proposed Settlement” means the notice of the settlement to be provided by the Funds, substantially in the form of the attached Exhibit A-1.

(t) “Parties” means, collectively, the Defendants, the Funds and Plaintiffs on behalf of themselves and the Funds.

(u) “Plaintiffs” means Cecil Cannaday and Ronald Godfrey.

(v) “Plaintiffs’ Counsel” means Kessler Topaz Meltzer & Check, LLP and Bramlett Law Offices.

(w) “Preliminary Approval Order” means the order to be rendered by the Court, substantially in the form of the attached Exhibit A.

(x) “RFC” means Regions Financial Corporation. Regions Financial Corporation is the parent company of Regions Bank, MAM (now known as Regions Investment Management, Inc.) as well as several other entities, and is the former parent company of Morgan Keegan & Company, Inc. and MK Holding, Inc.

(y) “Related Persons” means each of a person’s spouses, heirs, executors, estates, or administrators, any entity in which a person and/or member(s) of his or her family has an interest, each of a person’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action, and all of a person’s past and present directors, officers, agents, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities.

(z) “Released Claims” means any and all claims, rights, causes of action, demands, actions, debts, sums of money, causes of action, liabilities, obligations, judgments,

suits, and liabilities of every nature and description, including both known and Unknown Claims (as defined below), whether fixed or contingent, liquidated or un-liquidated, at law or in equity, known or unknown, suspected or unsuspected, disclosed or undisclosed, concealed or hidden, against the Released Defendant Parties (individually or collectively) that Plaintiffs, the Funds, or any Fund shareholder (derivatively on behalf of the Funds): (i) asserted in the Action; or (ii) could have been asserted derivatively in the Action, that arise out of, relate to, or are in connection with the claims, allegations, transactions, facts, events, acts, disclosures, statements, representations or omissions or failures to act involved, set forth, or referred to in the Complaint filed in the Action; provided, however, that Released Claims do not include (i) claims to enforce the Settlement; (ii) any governmental or regulatory agency’s claims in any criminal or civil action against any of the Released Defendant Parties; and (iii) claims or causes of action of the types asserted in the Closed-End Class Action captioned In re Regions Morgan Keegan Closed-End Fund Litigation, No. 07-cv-02830 SHM dkv (the “Closed-End Class Action”);1In re Regions Morgan Keegan ERISA Litigation, No. 08-cv-2192 SHM dkv (W.D. Tenn.) (the “ERISA Action”); In re Regions Morgan Keegan Open-End Mutual Fund Litigation, No. 07-cv-02784 SMH dkv (W.D. Tenn.); or Landers v. Morgan Asset Management, Inc., No. 08-cv-2260 SHM dkv (W.D. Tenn.); and (iv) to the extent any such claims exist, claims by the Funds for indemnification and/or contribution or any similar claims against any of the Released Defendant Parties related to any opt-out actions related to the Closed-End Class Action.

(aa) “Released Defendant Parties” means Defendants, Defendants’ Counsel, their past, current, or future subsidiaries, parents (including without limitation, RFC and MK Holding, Inc.), affiliates (including without limitation Regions Bank and Morgan Keegan &

[1] The Settlement of the claims or causes of action asserted in the Closed-End Class Action shall be provided in a separate Stipulation and Agreement of Settlement.

Company, Inc.), divisions, joint ventures, general or limited partners or partnerships, and limited liability companies, successors and predecessors, officers, directors, shareholders, partners, agents, employees, principals, assigns, attorneys, and insurers; the spouses, members of the immediate families, representatives, and heirs of the Defendants, as well as any trust of which any Defendant is the settler or which is for the benefit of any of their immediate family members; and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants and the legal representatives, heirs, successors in interest or assigns of Defendants.

(bb) “Released Defendants’ Claims” means all claims, including both known and Unknown Claims (as defined below), whether arising under federal, state, common or administrative law, or any other law, that the Defendants could have asserted against any of the Released Plaintiff Parties that arise out of or relate in any way to the institution, prosecution, or settlement of the Action (other than claims to enforce the Settlement).

(cc) “Released Parties” means the Released Defendant Parties and the Released Plaintiff Parties.

(dd) “Released Plaintiff Parties” means Plaintiffs, Plaintiffs’ Counsel, and their respective past, current, or future trustees, officers, directors, partners, employees, principals, agents, attorneys, predecessors, successors, assigns, parents, subsidiaries, divisions, joint ventures, general or limited partners or partnerships, and limited liability companies; and the spouses, members of the immediate families, representatives.

(ee) “Settlement” means the resolution of the Action as against Defendants in accordance with the terms and provisions of this Settlement Agreement.

(ff) “Settlement Agreement” means this Stipulation of Settlement.

(gg) “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement is fair, reasonable, and adequate and should be approved.

(hh) “Unknown Claims” means any of the Released Claims which Plaintiffs, the Funds, or the Funds Shareholders derivatively on behalf of the Funds, do not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Parties, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Defendant Parties, or might have affected his, her or its decision not to object to this settlement. Unknown claims include those claims in which some or all of the facts comprising the claim may by unsuspected, or even undisclosed, concealed, or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Defendants, and the Funds shall expressly waive, and each of the Funds Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Plaintiffs, Defendants, and the Funds may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Plaintiffs, Defendants and the Funds shall expressly settle and release, and each Fund shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and the Funds shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver and inclusion of “Unknown Claims” in the definition of Released Claims and Released Defendants’ Claims were separately bargained for and is a key element of the settlement of which this release is a part.

SCOPE AND EFFECT OF SETTLEMENT

2. The obligations incurred pursuant to this Settlement Agreement are subject to approval by the Court, such approval becoming Final, and are in full and final disposition of the claims in the Action with respect to the Released Parties and any and all Released Claims and Released Defendants’ Claims.

3. By operation of the Judgment, as of the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of the Funds), the Funds and each and every other Fund Shareholder on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Claims against each and every one of the Released Defendant Parties and shall forever be barred and enjoined from commencing, instituting, prosecuting, or maintaining any of the Released Claims against any of the Released Defendant Parties.

4. By operation of the Judgment, as of the Effective Date, Defendants and the Funds, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns by operation of the Judgment, shall be deemed to have fully, finally, and forever waived, released, discharged, and dismissed each and every one of the Released Defendants’ Claims, as against each and every one of the Released Plaintiff Parties and the Defendants and the Funds shall forever be barred and enjoined from commencing, instituting, prosecuting, or maintaining any of the Released Defendants’ Claims against any of the Released Plaintiff Parties or the Funds.

THE SETTLEMENT CONSIDERATION

5. In full settlement of the claims asserted in the Action against Defendants and in consideration of the releases specified in Paragraphs 3-4 above, RFC and the Morgan Keegan Entities collectively shall pay or cause to be paid the Closed-End Class Action Settlement Amount in accordance with the terms set forth in the Stipulation of Settlement in the Closed End Class Action (including, among other things, the Class’s release of claims against the Funds as set forth in the Stipulation of Settlement in the Closed End Class Action). In addition, RFC and the Morgan Keegan Entities collectively shall pay or cause to be paid the Fund Settlement Amount to the Funds within ten (10) business days of issuance of a Judgment by the Court finally approving the Settlement. Under no circumstances will RFC and the Morgan Keegan Entities collectively be required to pay or cause to be paid more than the principal amount of the Fund Settlement Amount pursuant to this Stipulation as set forth herein.

6. With the sole exception of RFC and the Morgan Keegan Entities’ obligation to pay, or cause payment of, the Fund Settlement Amount as provided for in Paragraph 5, Defendants, Defendants’ Counsel, RFC and/or the Morgan Keegan Entities shall have no responsibility for, interest in, or liability whatsoever with respect to: (i) the management or distribution of the Fund Settlement Amount; (ii) the payment of Notice of Proposed Settlement expenses; or (iii) the payment or withholding of any Taxes, expenses, and/or costs incurred in connection with the taxation of the Fund Settlement Amount or the filing of any returns.

7. As of the Effective Date, Defendants, RFC, the Morgan Keegan Entities and/or such other persons or entities funding the Settlement on Defendants’ behalf, shall not have any right to the return of the Settlement Fund or any portion thereof for any reason.

ATTORNEYS’ FEES AND EXPENSES

8. After negotiation of the material terms of the settlement, Plaintiffs and the Funds, by and through the Board, reached an agreement at arm’s-length and in good faith on the amount of attorneys’ fees, costs, and expenses that the Funds will pay Lead Counsel in connection with the substantial benefits conferred upon the Funds as a result of the Settlement (the “Fee and Expense Award”). As a result of those negotiations, the Funds will pay or cause to be paid to Lead Counsel and subject to Court approval, a Fee and Expense Award of $1.8 million for their services in the Action.

9. Within fifteen (15) business days of issuance of a Judgment by the Court finally approving the Settlement, the Funds will pay the Fee and Expense Award to Kessler Topaz Meltzer & Check, LLP out of the Fund Settlement Amount. Plaintiffs’ Counsel receiving such fees and expenses agrees to make a refund or repayment of the principal amount, if and when, as a result of any further Order of the Court, appeal, further proceedings on remand, or successful collateral attack, the Settlement is terminated or does not become effective for any reason. Plaintiffs’ Counsel shall make the appropriate refund or repayment in full no later than fifteen (15) business days after receiving notice from a court of appropriate jurisdiction of the termination of the Settlement or notice of any reduction or reversal of the award of attorneys’ fees and/or litigation expenses by Final non-appealable court order.

10. With the sole exception of RFC and the Morgan Keegan Entities causing the payment of the Fund Settlement Amount as provided for in Paragraph 5, Defendants, RFC and/or the Morgan Keegan Entities shall have no responsibility for, and no liability whatsoever with respect to, any payment to Lead Counsel in the Action that may occur at any time.

11. Defendants, RFC and/or the Morgan Keegan Entities shall have no responsibility for, and no liability whatsoever with respect to, the allocation of any attorneys’ fees or expenses among any plaintiffs’ counsel in the Action, or any other Person who may assert some claim thereto, or any fee or expense awards the Court may make in the Action.

12. Defendants, RFC and/or the Morgan Keegan Entities shall have no responsibility for, and no liability whatsoever with respect to, any attorneys’ fees, costs, or expenses incurred by or on behalf of Plaintiffs or the Funds, whether or not paid from the Fund Settlement Amount.

13. Any order or proceeding relating to any Fee and Expense Award, including an award of attorneys’ fees or expenses in an amount less than the amount requested by Lead Counsel, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment or Alternative Judgment approving the Settlement Agreement and the Settlement set forth herein, including, but not limited to, the release, discharge, and relinquishment of the Released Claims against the Released Defendant Parties, or any other orders entered pursuant to the Settlement Agreement. Plaintiffs and Lead Counsel may not cancel or terminate the Settlement Agreement or the Settlement in accordance with Paragraphs 18 and 20 or otherwise based on the Court’s or any appellate court’s ruling with respect to fees and expenses in the Action.

TERMS OF THE PRELIMINARY APPROVAL ORDER

14. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Settlement Agreement and promptly upon execution of this

Settlement Agreement, Lead Counsel and Fund Counsel shall jointly apply to the Court for entry of the Preliminary Approval Order, which shall be substantially in the form annexed hereto as Exhibit A, and which Defendants’ Counsel shall not oppose. The Preliminary Approval Order will, among other things, set the date and time for the Settlement Hearing and prescribe the method(s) for giving notice of the Settlement to the Funds’ Shareholders.

15. Within ten (10) days of the issuance of the Preliminary Approval Order, the Funds shall cause the Notice substantially in the form attached hereto as Exhibit A-1 and the Stipulation to be filed with the Securities and Exchange Commission on a Form 8-K. All costs in notifying the Funds’ Shareholders of the Settlement, including the filing of the Stipulation and publication of the Notice, will be paid by the Funds. If additional notice is required by the Court (related to the Action only and not the Closed-End Class Action), the cost and administration of such additional notice shall be borne by the Funds.

TERMS OF THE JUDGMENT

16. If the Settlement contemplated by this Settlement Agreement is approved by the Court, Lead Counsel and Fund Counsel shall jointly request that the Court enter a Judgment substantially in the form annexed hereto as Exhibit B, which Defendants’ Counsel shall not oppose:

(a) finally approving the Settlement as fair, reasonable, and adequate, within the meaning of Rule 23.1(c) of the Federal Rules of Civil Procedure, and directing its consummation pursuant to its terms;

(b) directing that the Action be dismissed with prejudice; directing that the Parties are to bear their own costs, except as otherwise provided in this Stipulation; and releasing the Released Claims;

(c) permanently barring and enjoining the institution and prosecution, by Plaintiffs, the Funds and any Fund Shareholder, of any other action against the Released Defendant Parties in any court or other tribunal, forum, or proceeding asserting any Released Claims;

(d) reserving jurisdiction over the Action, including all future proceedings concerning the administration, consummation, and enforcement of this Stipulation;

(e) finding that all the filings made by each Party along with maintenance, prosecution, defense and settlement of the Action were done on a good faith basis in accordance with Rule 11 of the Federal Rules of Civil Procedure;

(f) finding, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, that there is no just reason for delaying and directing entry of a final judgment; and

(g) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties expressly consent in writing.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

17. The Effective Date of this Settlement shall be the date when all of the following shall have occurred:

(a) entry of the Preliminary Approval Order, which shall be in all material respects substantially in the form set forth in Exhibit A annexed hereto;

(b) payment of the Closed-End Class Action Settlement Amount into the escrow account as set forth in the Stipulation of Settlement in the Closed-End Class Action;

(c) payment of the Fund Settlement Amount as set forth herein;

(d) approval by the Court of the Settlement, following notice to the Fund Shareholders and a hearing, as prescribed by Rule 23.1(c) of the Federal Rules of Civil Procedure;

(e) Defendants, Plaintiffs, and the Funds have not exercised their option to terminate the Settlement pursuant to Paragraphs 18 and 20 of this Settlement Agreement;

(f) The parties to the Closed-End Class Action have not exercised their respective rights to terminate the Settlement in the Closed-End Class Action pursuant to Paragraphs 39 and 40 in the Stipulation of Settlement in the Closed-End Class Action; and

(g) a Judgment, which shall be in all material respects substantially in the form set forth in Exhibit B annexed hereto, has been entered by the Court and has become Final; or in the event that an alternative Judgment has been entered and none of the Parties elects to terminate the Settlement by reason of such variance, that judgment has become Final.

18. Defendants, Plaintiffs and the Funds each shall have the right to terminate the Settlement and this Settlement Agreement by providing written notice of their election to do so (“Termination Notice”), through counsel, to all other Parties hereto within fourteen (14) calendar days of: (a) the Court’s Final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s Final refusal to approve this Settlement Agreement or any material part of it; (c) the Court’s Final refusal to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect by Final order of the United States Court of Appeals for the Sixth Circuit or the Supreme Court of the United States; or (e) if for any reason the Settlement in Closed-End Class Action is terminated or otherwise fails to become effective as set forth in Paragraph 38 of the Stipulation of Settlement in the Closed-End Class Action.

19. In the event of a termination of this Settlement pursuant to the Supplemental Agreement as set forth in the Stipulation of Settlement in the Closed-End Class Action or Paragraph 18, this Settlement Agreement shall become null and void and of no further force and effect, with the exception of the provisions of Paragraphs 23 and 24 which shall continue to apply.

20. In addition to all of the rights and remedies that the Plaintiffs and the Funds have under the terms of this Settlement Agreement, Plaintiffs and the Funds shall also have the right to terminate the Settlement in the event that RFC and/or the Morgan Keegan Entities collectively do not pay, or cause to be paid, the Closed-End Class Action Settlement Amount and/or Fund Settlement Amount as provided in Paragraph 5 above. In the event of such failure to pay, Plaintiffs and the Funds can elect to terminate by providing written notice to all other Parties to this Settlement Agreement. The termination is not effective unless and until RFC and the Morgan Keegan Entities collectively fail to pay the Closed-End Class Action Settlement Amount and Fund Settlement Amount within fourteen (14) calendar days of such written notice.

21. If, before the Settlement becomes Final, a trustee, receiver, conservator, or other fiduciary is appointed under Title 11 of the United States Code (Bankruptcy), or any similar law, and in the event of the entry of a Final order of a court of competent jurisdiction determining the transfer of money or any portion thereof to the Settlement Fund (as defined in the Stipulation of Settlement in the Closed-End Class Action) or to the Funds by or on behalf of RFC and/or a Morgan Keegan Entity to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Settlement Fund or transferred to the Funds by others, then, at the election of Plaintiffs and the Funds, the Parties shall jointly move the Court to vacate and set aside the release given and the Judgment entered, and Defendants and Plaintiffs shall be restored to their litigation positions immediately prior to the execution of the Settlement Term Sheet on April 26, 2012.

22. If an option to withdraw from and terminate this Settlement Agreement and Settlement arises under any of Paragraphs 18, 19 and 20 above: (i) neither Defendants nor Plaintiffs or the Funds (as the case may be) will be required for any reason or under any circumstance to exercise that option; and (ii) any exercise of that option shall be made in good faith, but in the sole and unfettered discretion of Defendants or Plaintiffs and the Funds, as applicable.

23. In the event the Settlement is terminated or fails to become effective for any reason, then: the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable except as specifically provided herein; the Parties to this Settlement Agreement shall be deemed to have reverted to their respective litigation positions in the Action immediately prior to their execution of the Settlement Term Sheet on April 26, 2012; and the Parties in the Action shall proceed in all respects as if this Settlement Agreement and any related orders had not been entered. In such event, the Settlement Term Sheet, this Settlement Agreement or any aspect of the discussions or negotiations leading to this Settlement Agreement, shall not be admissible in this Action and shall not be used by Plaintiffs against or to the prejudice of Defendants or by Defendants against or to the prejudice of Plaintiffs or the Funds in any court filings, depositions, at trial or otherwise.

24. In the event the Settlement is terminated or fails to become effective for any reason, any portion of the Fund Settlement Amount previously paid on behalf of or by RFC and/or the Morgan Keegan Entities to the Funds, shall be returned to the entities that made the payment(s) no later than twenty (20) business days after written notification of such event.

NO ADMISSION OF WRONGDOING

25. Except as set forth in Paragraph 26 below, this Settlement Agreement, whether or not consummated, and any discussions, negotiations, proceedings or agreements relating to the

Settlement Agreement, the Settlement, and any matters arising in connection with settlement discussions or negotiations, proceedings, or agreements, shall not be offered or received against or to the prejudice of the Parties for any purpose, and in particular:

(a) do not constitute, and shall not be offered or received against or to the prejudice of any of the Released Defendant Parties as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Released Defendant Parties with respect to the truth of any allegation by Plaintiffs and the Funds or the validity of any claim that has been or could have been asserted in the Action or in any litigation, including but not limited to the Released Claims, or of any liability, damages, negligence, fault or wrongdoing of any of the Released Defendant Parties;

(b) do not constitute, and shall not be offered or received against or to the prejudice of any of the Released Defendant Parties as evidence of a presumption, concession, or admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any of the Released Defendant Parties, or against or to the prejudice of Plaintiffs, the Funds or any other Fund Shareholder as evidence of any infirmity in the claims of Plaintiffs and the Funds;

(c) do not constitute, and shall not be offered or received against or to the prejudice of any of the Released Defendant Parties or against Plaintiffs, the Funds or any other Fund Shareholder, as evidence of a presumption, concession or admission with respect to any liability, damages, negligence, fault, infirmity, or wrongdoing, or in any way referred to for any other reason against or to the prejudice of any of the Parties to this Settlement Agreement, in any other civil, criminal, or administrative action, arbitration, or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Agreement;

(d) do not constitute, and shall not be construed against any of the Released Defendant Parties, Plaintiffs, the Funds or any other Fund Shareholder, as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;

(e) do not constitute, and shall not be construed as or received in evidence as, an admission, concession, or presumption against Plaintiffs, the Funds or any other Fund Shareholder that any of their claims are without merit or infirm or that damages recoverable under the Complaint would not have exceeded the consideration to be given hereunder.

26. Any of the Released Defendant Parties may file this Settlement Agreement and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, or to effectuate the liability protection granted them under any applicable insurance policies. The Parties may file this Settlement Agreement and/or the Judgment in any action that may be brought to enforce the terms of this Settlement Agreement and/or the Judgment. All Parties submit to the exclusive jurisdiction of the Court for purposes of implementing and enforcing the Settlement.

MISCELLANEOUS PROVISIONS

27. All of the exhibits to this Settlement Agreement, to the extent incorporated in those exhibits, are material and integral parts hereof and are fully incorporated herein by this reference.

28. RFC and the Morgan Keegan Entities warrant that, as to the payments made on behalf of Defendants, at the time of such payment, RFC and the Morgan Keegan Entities will not be insolvent, nor will the payment render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including Sections 101 and 547 thereof.

29. The Parties to this Settlement Agreement intend the Settlement of the Action to be the full, final and complete resolution of the Released Claims and Released Defendants’ Claims. Accordingly, the Parties agree not to assert in any forum that the Action was brought, prosecuted or defended in bad faith or without a reasonable basis. The Parties and their counsel agree that each has complied fully with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense and settlement of the Action and shall not make any applications for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in this Action. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the Parties and their respective counsel, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with experienced legal counsel.

30. The Parties and their respective counsel agree that they will refrain from disparaging each other in any publicly disseminated statements concerning the Action. The Parties and their respective counsel also agree to keep confidential the information disclosed to them during the acts contemplated by the Settlement and this Stipulation confidential unless required to publicly disclose such information by applicable law.

31. This Settlement Agreement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto or their successors.

32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

33. The administration and consummation of the Settlement as embodied in this Settlement Agreement shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and any expenses, and implementing and enforcing the terms of this Settlement Agreement.

34. The waiver by one Party of any breach of this Settlement Agreement by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Agreement.

35. This Settlement Agreement and its exhibits constitute the entire agreement among the Parties hereto concerning the Settlement of the Action as against Defendants, and no representations, warranties, or inducements have been made by any party hereto concerning this Settlement Agreement and its exhibits other than those contained and memorialized in such documents. It is understood by the Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each such party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

36. Nothing in the Settlement Agreement, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product protection.

37. This Settlement Agreement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Signatures sent by facsimile or by e-mail on a “pdf” document shall be deemed originals.

38. This Settlement Agreement shall be binding when signed, but the Settlement shall be effective only on the condition that the Effective Date occurs.

39. This Settlement Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

40. Nothing in this Settlement Agreement removes the Parties’ obligations under the Confidentiality Agreement entered into by the Parties prior to mediation in this Action, and all such obligations shall continue to be observed in accordance with that agreement.

41. The construction, interpretation, operation, effect and validity of this Settlement Agreement, and all documents necessary to effectuate it, shall be governed by the laws of the State of Tennessee without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

42. This Settlement Agreement shall not be construed more strictly against any one of the Parties than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties, and all Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

43. All counsel and any other person executing this Settlement Agreement and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so in the capacities stated therein, and that they have the authority to take appropriate action in such capacities required to be taken pursuant to the Settlement Agreement to effectuate its terms. Plaintiffs, Lead Counsel and the Funds represent and warrant that none of Plaintiffs’ and/or the Funds’ claims or causes of action referred to herein or that could have been alleged in the Action have been assigned, encumbered or in any manner transferred in whole or in part.

44. The Parties and their counsel agree to cooperate fully with one another in promptly applying for preliminary approval by the Court of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement, including Lead Counsel’s request for the Court to approve the agreed-upon Fee and Expense Award, and to promptly agree upon and execute all such other documentation as reasonably may be required to obtain final approval by the Court of the Settlement.

45. Except as otherwise provided herein, each of the Parties shall bear its own costs.

DATED: October 12, 2012	KESSLER TOPAZ MELTZER & CHECK, LLP

/s/ Robin Winchester
Eric L. Zagar
ezagar@ktmc.com
Robin Winchester
rwinchester@ktmc.com
Kristen L. Ross
kross@ktmc.com
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (267) 948-2512

BRAMLETT LAW OFFICES
Paul Kent Bramlett
pknashlaw@aol.com
Robert Preston Bramlett
Robert@BramlettLawOffices.com
2400 Crestmoor Road
P.O. Box 150734
Nashville, TN 37215
Telephone: (615) 248-4116
Facsimile: (866) 816-4116

Counsel for Plaintiffs

DATED: October 12, 2012	PAUL HASTINGS LLP

/s/ Kevin Logue w/permission by Robin Winchester
Kevin C. Logue
kevinlogue@paulhastings.com
75 East 55th Street
New York, New York 10022
Telephone: (212) 318-6000
Facsimile: (212) 319-4090

Counsel for Nominal Defendants Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc., and Helios Strategic Income Fund, Inc. (formerly RMK Advantage Income Fund, Inc., RMK High Income Fund, Inc., RMK Multi-Sector High Income Fund, Inc., and RMK Strategic Income Fund, Inc., respectively)

DATED: October 12, 2012

SUTHERLAND ASBILL & BRENNAN, LLP

/s/ S. Lawrence Polk w/permission by Robin Winchester

S. Lawrence Polk

larry.polk@sutherland.com

999 Peachtree Street, N.E.

Atlanta, Georgia 30309

Telephone: (404) 853-8225

Facsimile: (404) 853-8806

Attorney for Allen B. Morgan, Jr.,

J. Kenneth Alderman, Brian B. Sullivan,

Joseph C. Weller, and James C. Kelsoe, Jr.,

J. Thompson Weller, David H. Tannehill, Michelle F. Wood,

Thomas R. Gamble and Charles D. Maxwell

DATED: October 12, 2012

PURSLEY LOWERY MEEKS LLP

/s/ R. Hal Meeks w/permission by Robin Winchester

R. Hal Meeks

hmeeks@plmllp.com

260 Peachtree Street, N.W.

Suite 2000

Atlanta, Georgia 30303

Telephone: (404) 880-7180

Facsimile: (404) 880-7199

Attorney for Defendant Carter E. Anthony

DATED: October 12, 2012

MAYNARD, COOPER & GALE, P.C.

/s/ Peter S. Fruin w/permission by Robin Winchester

Peter S. Fruin

pfruin@maynardcooper.com

Scott Brown

scottbrown@maynardcooper.com

1901 6th Avenue North, Suite 1900

Birmingham, Alabama 35203

Telephone: (205) 254-1000

Facsimile: (205) 254-1999

-and -

SULLIVAN & CROMWELL LLP

David B. Tulchin

tulchind@sullcrom.com

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Attorneys for Morgan Asset Management, Inc. (now known as Regions Investment Management, Inc.)